UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

MEEMEE MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

(310) 460-9215
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 5, 2015, MeeMee Media, Inc. (the "Company") entered into an amendment (the "Second Amendment") to the Secured Promissory Note of February 3, 2014 (the "Note") and Common Stock Purchase Warrants dated February 3, 2014 and October 9, 2014 (the "Warrants")  with KF Business Ventures, LP, a California limited partnership (the "Holder").  The Second Amendment amended the Note and the first amendment to the Note of October 9, 2014 (the "First Amendment") to include a section allowing for the conversion of the Note by the Holder.  The conversion feature in the Second Amendment grants the Holder the option to convert all or a portion of the outstanding principal and interest due and owing under the Note at any time or times by delivering to the Company a duly executed facsimile copy of a notice of conversion. The conversion price per share of the Common Stock under the Second Amendment is ten cents ($0.10), subject to a downward adjustment in the event of certain lower price issuances of Common Stock by the Company.

The Second Amendment also provides for the amendment and restatement of the February 2014 Warrant and the October 2014 Warrant such that the exercise price of the Warrants is adjusted to ten cents ($0.10) per common share, subject to a downward adjustment in the event of certain lower price issuances of Common Stock by the Company.

Furthermore, the Second Amendment also provided for the issuance to of an additional Common Stock Purchase Warrant dated March 5, 2015 (the "March 2015 Warrant") to purchase up to 2,000,000 shares of the Company's common stock at an exercise price of $0.10 per share (subject to a downward adjustment in the event of certain lower price issuances of Common Stock by the Company) with a five (5) year term pursuant to a Warrant Agreement.

The foregoing description of the Second Amendment, the Amended and Restated Warrants and the March 2015 Warrant are qualified in their entirety by reference to the Second Amendment to the Secured Promissory Note, the Amended and Restated Common Stock Purchase Warrant dated February 3, 2014, the Amended and Restated Common Stock Purchase Warrant dated October 9, 2014 and the Common Stock Purchase Warrant dated March 5, 2015 which are filed as exhibits to this Current Report.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The description of the Second Amendment to the Note and the March 2015 Warrant set forth in Item 1.01 is incorporated herein by reference.  The modification of the Note and the issuance of the March 2015 Warrant were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").  The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities was an accredited investor.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 4, 2015, Ira Rubenstein notified the Board that he would resign as Director of the Company.  Mr. Rubenstein resigned from his positions to pursue other personal interests.   The resignation was not the result of any disagreements with the Company.  The resignation became effective immediately.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Document Description

10.7	Second Amendment To Secured Promissory Note with KF Business Ventures, LP dated March 5, 2015
10.8	Amended and Restated Common Stock Purchase Warrant with KF Business Ventures, LP dated February 3, 2014
10.9	Amended and Restated Common Stock Purchase Warrant with KF Business Ventures, LP dated October 9, 2014
10.10	Common Stock Purchase Warrant with KF Business Ventures, LP dated March 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

March 6, 2015

/s/ MARTIN DOANE
Martin Doane
President